Exhibit 99.1

Solomon Signs Letter of Intent To Acquire Technipower

TARPON SPRINGS, FL. December 19, 2005—Solomon Technologies, Inc. (OTCBB:SOLM) announced today that it has signed a letter of intent to acquire Technipower LLC, a Danbury, Connecticut based manufacturer of power supplies and related equipment for the defense, aerospace and commercial sectors. Technipower provides high value added, precision, direct current power supplies and power supply systems for applications where high reliability and ruggedness are critical. Technipower’s expertise in magnetics, high density circuit design and systems engineering are well established.

The letter of intent contemplates that Solomon will purchase Technipower for $3 million in cash and common stock valued at $2.4 million. The purchase price will be subject to increase or decrease based on changes in Technipower’s working capital between October 31, 2005 and the closing date. Solomon will also assume Technipower’s revolving credit facility as part of the transaction. The transaction is subject to the negotiation and execution of a definitive purchase agreement and the satisfaction of various closing conditions, including a due diligence investigation and the negotiation and execution of agreements with Technipower personnel. While no assurances can be given as to when the acquisition may close, Solomon currently anticipates that the acquisition will close during the first quarter of 2006.

Solomon President Peter W. DeVecchis, Jr., said, “We are very excited about combining Solomon’s unique intellectual property with the well established reputation of Technipower in the power electronics design and manufacturing arena. The combination should permit us to expand our system product offerings, open new market channels in the defense industry, and bring broadened engineering expertise and an ISO 9000 certified manufacturing facility to Solomon.” He continued, “The acquisition of Technipower should make two innovative organizations more dynamic with the melding of skill sets. We expect to maintain Technipower’s operations in Danbury and add additional people as we ramp up activities over the next six months.”

Information about Solomon Technologies, Inc.:

Solomon Technologies, Inc. currently provides propulsion systems for new and retrofit marine applications and offers motors for high growth, high volume land based vehicle and machinery applications. Solomon, through its proprietary propulsion systems and patented Electric Wheel® technology, offers a unique electric motor design with an ability to efficiently regenerate electricity and leads the way in the recreational boating industry’s adoption of the fundamental new technology.

FORWARD LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Solomon Technologies, Inc. in this release that are not historical in nature, particularly those that utilize the terminology such as "may," "will," "should," "likely," "expects," "anticipates," "estimates," "believes," or "plans," or comparable terminology, are forward-looking statements based on current expectations about future events, which management has derived from the information currently available to it. It is possible that the assumptions made by management for purposes of such statements may not materialize. Actual results may differ materially from those projected or implied in any forward-looking statements. Important factors known to management that could cause forward-looking statements to turn out to be incorrect are identified and discussed from time to time in the company's filings with the Securities and Exchange Commission. The forward-looking statements contained in this release speak only as of the date hereof, and the company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Solomon Technologies, Inc.
Peter DeVecchis, 727-934-8778
 www.solomontechnologies.com
or
Crescent Communications
David Long, 203-226-5527
 www.crescentir.com